Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Third-Quarter 2016 Financial Results, Affirms Full-Year Guidance

Highlights

•	Sales of $1.38 billion

•	Net income attributable to Dana of $57 million

•	Diluted EPS of $0.39; diluted adjusted EPS of $0.49

•	Adjusted EBITDA of $168 million, providing a margin of 12.1 percent

•	Operating cash flow of $42 million

•	Affirmed full-year guidance

•	Announced a definitive agreement to purchase strategic assets of SIFCO S.A.

MAUMEE, Ohio, October 20, 2016 – Dana Incorporated (NYSE: DAN) today announced financial results for the third quarter of 2016.

Sales totaled $1.38 billion, compared with $1.47 billion in 2015. Dana’s Light Vehicle Driveline and Power Technologies business units posted combined currency-adjusted sales growth of $67 million, or 8 percent higher than a year ago, mostly driven by higher light-vehicle end-market demand in North America, Europe, and Asia, as well as new business gains. Foreign-currency translation lowered sales by $29 million. Currency-adjusted sales were lower by 4 percent in the third quarter of 2016, primarily due to weaker market demand in the Commercial Vehicle and Off-Highway segments.

Net income attributable to Dana for the third quarter of 2016 was $57 million, compared with $119 million in the third quarter of 2015. Third-quarter 2015 results included a $100 million tax benefit from the release of certain U.S. deferred tax valuation allowances and a $24 million after-tax impairment charge. Adjusting for these items, net income for the third quarter of 2016 increased compared with last year, primarily due to lower expenses for interest and income taxes partially offset by a higher restructuring expense.

Adjusted EBITDA for the third quarter of 2016 was $168 million, a $1 million increase over last year. This provided a 12.1 percent margin, an improvement of 70 basis points over last year. Weaker international currencies reduced adjusted EBITDA by $7 million, and overall lower sales volumes reduced adjusted EBITDA by another $18 million. Cost performance and pricing recovery actions increased adjusted EBITDA by $19 million, which along with gains of $7 million from the sale of certain marketable securities more than offset the decreased earnings associated with currency impact and lower sales volume.

Reported diluted earnings per share were $0.39 in the third quarter of 2016, compared with $0.75 last year, primarily due to lower net income in this year’s third quarter. Excluding the effects of certain nonrecurring items such as the above-mentioned 2015 income tax valuation allowance release and impairment charge, restructuring costs, and certain other items, diluted adjusted earnings per share in the third quarter of 2016 were $0.49, compared with $0.41 in the same period last year, with a lower share count also contributing to the increase.

Operating cash flow in the third quarter of 2016 was $42 million, compared with $138 million in the same period last year. Inclusive of capital spending of $68 million in this year’s third quarter, free cash flow was a use of $26 million. Capital spend in last year’s third quarter was $70 million, providing free cash flow of $68 million in 2015. The free cash flow year-over-year change was due primarily to working capital requirements, which in 2015 benefited in part from the timing of customer receipts.

Business Unit Performance

Light Vehicle Driveline Technologies

Sales were $631 million in the third quarter of 2016, compared with $605 million in 2015. Stronger light-truck production in North America, Europe, and Asia, along with incremental new business and pricing recovery actions increased sales by $59 million, including $13 million from a customer program previously included in Commercial Vehicle Driveline. The effects of weaker foreign currencies lowered sales by $33 million in the third quarter.

Segment EBITDA was $73 million, an increase of $10 million or 16 percent from the third quarter of 2015. This provided a margin of 11.6 percent, 120 basis points higher than last year and 100 basis points better than this year’s second quarter. Higher end-market demand, new customer programs, and cost recoveries – which improved segment earnings by $16 million – were partially offset by $6 million of currency impact.

Commercial Vehicle Driveline Technologies

Sales were $294 million for 2016, compared with $367 million in 2015. Weaker Class 8 truck production in North America and the transfer of a customer program to Light Vehicle Driveline reduced sales by $73 million.

Segment EBITDA was $23 million, $8 million lower than 2015, resulting in a margin of 7.8 percent. Segment earnings were adversely impacted by $19 million due to lower sales levels and by $1 million as a result of weaker international currencies. Cost savings and other items improved segment EBITDA in 2016 by $12 million.

Off-Highway Driveline Technologies

Sales were $199 million in the third quarter of 2016, $47 million lower compared with 2015, primarily due to reduced global end-market demand.

Segment EBITDA was $28 million, compared with $35 million a year ago, providing a 14.1 percent margin, 10 basis points lower than last year’s third quarter. Improved cost performance tempered the impact of lower volume.

Power Technologies

Sales were $260 million, compared with $250 million in 2015. A stronger light-vehicle engine build in North America and Europe provided a benefit of $12 million with currency impact adding $2 million. This was partially offset by lower pricing and material cost recoveries of $4 million.

Segment EBITDA was $42 million, an increase of $2 million from the third quarter of 2015. Stronger light-vehicle production levels and new business were the primary drivers. The 16.2 percent margin performance in this year’s third quarter is a 20 basis point improvement compared with the same period last year.

“We turned in another strong performance this quarter, while dealing with continued weakness in certain end markets and successfully launching one of our largest programs ever. Our focus on reducing cost and driving productivity is evident in our margin performance,” said James Kamsickas, Dana president and CEO. “Our Commercial Vehicle and Off-Highway businesses were both able to offset most of the margin impact from anticipated lower demand. We are well positioned to achieve our objectives this year.”

2016 Full-Year Financial Targets

Dana has affirmed key financial guidance1:

•	Sales approximately $5.8 billion;

•	Adjusted EBITDA approximately $655 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.2 percent;

•	Diluted adjusted EPS of approximately $1.75;

•	Cash flow from operations of approximately $440 million;

•	Capital spending of approximately $320 million; and

•	Free cash flow of approximately $120 million.

[1]	Net income and diluted EPS guidance is not provided, as discussed below in Non-GAAP Financial information.

Dana to Purchase Strategic Driveline Production Assets of SIFCO S.A. in Brazil

Dana announced earlier this month a definitive agreement to purchase strategic assets of SIFCO S.A., a leading producer of forged and machined components located in Brazil. The acquisition will enable Dana to enhance its vertically integrated supply chain, which will further improve its cost structure and customer satisfaction by leveraging SIFCO’s extensive experience and knowledge of sophisticated forged components.

Dana Named Finalists for Automotive News PACE Awards for Sixth Straight Year

Three Dana technologies were named finalists for the 2017 Automotive News PACE Awards. The company is one of just three suppliers with more than one technology to be recognized as a finalist and is the sole supplier with three technologies named as a finalist. This marks the sixth consecutive year that Dana has been named a finalist for the PACE Awards. Only six global automotive suppliers have achieved this distinction.

Company Showcases Technology Improvements at IAA, MINExpo Trade Shows

At this year’s IAA Commercial Vehicles trade show in Hannover, Germany, Dana introduced updates to its Spicer® Compact™ Series Plus driveshafts, designed to help original-equipment manufacturers meet growing efficiency standards. Currently, the company is producing versions of this driveshaft for medium-duty vehicles, and a series of six models for heavy trucks will be available by the second quarter of 2017.

The company also announced it has initiated pre-production testing of its Spicer® global single axle for trucks, tractors, and coaches. Scheduled to hit the market in 2018, the axle offers increased mechanical efficiency and less weight, resulting in improved operating efficiency and a higher payload.

Last month at MINExpo 2016, Dana unveiled its Spicer® Smart Suite™ technology option for the mining industry. The fully integrated system turns passive drivetrain components into active sources of intelligence – transforming raw data into actionable insights to improve safety, boost efficiency, and reduce costs. This technology will be offered as an optional feature on all Spicer axles for load haul dumpers and articulated trucks used in underground mining operations.

Dana also announced two new drivetrain systems designed to improve performance, durability, safety, and cost of ownership for small- and medium-sized load haul dumpers and articulated trucks used in underground mining operations.

New Gear Manufacturing Facility in Europe to Support New Secured Business

The company announced that construction on a new gear manufacturing facility in Győr, Hungary, is slated to begin in the first quarter of 2017. In support of secured new business, the state-of-the-art gear manufacturing facility will serve as a significant enabler to further satisfy the regional needs of Dana’s global customers. As the company continues to earn new business in the European marketplace, this facility is strategically positioned in close proximity to our other regional operations to allow Dana to deliver technologies to its European customers more quickly and cost effectively.

Dana to Host Conference Call at 10 a.m. Today

Dana will discuss its third-quarter results in a conference call at 10 a.m. EDT today. Participants may listen to the conference call via audio streaming online or by telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 95341008 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 95341008. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs approximately 23,000 people in 25 countries on six continents. In 2015, Dana generated sales of $6.06 billion. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2016 and 2015

	Three Months Ended
(In millions except per share amounts)	September 30,
	2016	2015
Net sales	$1,384	$1,468
Costs and expenses
Cost of sales	1,176	1,255
Selling, general and administrative expenses	99	98
Amortization of intangibles	2	4
Restructuring charges, net	17	1
Impairment of long-lived assets		(36)
Other income, net	9	2

Income before interest expense and income taxes	99	76
Interest expense	27	31

Income before income taxes	72	45
Income tax expense (benefit)	13	(77)
Equity in earnings of affiliates	2

Net income	61	122
Less: Noncontrolling interests net income	4	3

Net income attributable to the parent company	$57	$119

Net income per share attributable to the parent company
Basic	$0.40	$0.75
Diluted	$0.39	$0.75
Weighted-average shares outstanding - Basic	144.0	158.0
Weighted-average shares outstanding - Diluted	144.6	158.9
Cash dividends declared per share	$0.06	$0.06

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended
(In millions except per share amounts)	September 30,
	2016	2015
Net sales	$4,379	$4,685
Costs and expenses
Cost of sales	3,739	4,008
Selling, general and administrative expenses	303	299
Amortization of intangibles	6	13
Restructuring charges, net	23	13
Impairment of long-lived assets		(36)
Loss on extinguishment of debt	(17)	(2)
Other income, net	17	18

Income before interest expense and income taxes	308	332
Interest expense	84	86

Income before income taxes	224	246
Income tax expense (benefit)	66	(10)
Equity in earnings of affiliates	6	3

Net income	164	259
Less: Noncontrolling interests net income	9	18

Net income attributable to the parent company	$155	$241

Net income per share attributable to the parent company
Basic	$1.06	$1.49
Diluted	$1.05	$1.48
Weighted-average shares outstanding - Basic	146.7	161.6
Weighted-average shares outstanding - Diluted	147.1	162.7
Cash dividends declared per share	$0.18	$0.17

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2016 and 2015

	Three Months Ended
(In millions)	September 30,
	2016	2015
Net income	$61	$122
Less: Noncontrolling interests net income	4	3

Net income attributable to the parent company	57	119

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(8)	(66)
Hedging gains and losses	(11)	1
Investment and other gains and losses	(5)	(5)
Defined benefit plans		17

Other comprehensive loss attributable to the parent company	(24)	(53)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments		(3)

Other comprehensive loss attributable to noncontrolling interests	—	(3)

Total comprehensive income attributable to the parent company	33	66
Total comprehensive income attributable to noncontrolling interests	4	—

Total comprehensive income	$37	$66

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended
(In millions)	September 30,
	2016	2015
Net income	$164	$259
Less: Noncontrolling interests net income	9	18

Net income attributable to the parent company	155	241

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(3)	(151)
Hedging gains and losses	(21)	3
Investment and other gains and losses	(2)	(5)
Defined benefit plans	13	40

Other comprehensive loss attributable to the parent company	(13)	(113)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	1	(5)
Defined benefit plans		1

Other comprehensive income (loss) attributable to noncontrolling interests	1	(4)

Total comprehensive income attributable to the parent company	142	128
Total comprehensive income attributable to noncontrolling interests	10	14

Total comprehensive income	$152	$142

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2016 and December 31, 2015

(In millions except share and per share amounts)	September 30,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$727	$791
Marketable securities	126	162
Accounts receivable
Trade, less allowance for doubtful accounts of $6 in 2016 and $5 in 2015	802	673
Other	150	115
Inventories	696	625
Other current assets	140	108

Total current assets	2,641	2,474
Goodwill	89	80
Intangibles	108	102
Other noncurrent assets	345	353
Investments in affiliates	147	150
Property, plant and equipment, net	1,283	1,167

Total assets	$4,613	$4,326

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$50	$22
Accounts payable	833	712
Accrued payroll and employee benefits	147	145
Taxes on income	20	19
Other accrued liabilities	202	193

Total current liabilities	1,252	1,091
Long-term debt, less debt issuance costs of $23 in 2016 and $21 in 2015	1,615	1,553
Pension and postretirement obligations	508	521
Other noncurrent liabilities	368	330

Total liabilities	3,743	3,495

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,813,145 and 150,068,040 shares outstanding	2	2
Additional paid-in capital	2,322	2,311
Accumulated deficit	(281)	(410)
Treasury stock, at cost (6,810,678 and 23,963 shares)	(83)	(1)
Accumulated other comprehensive loss	(1,187)	(1,174)

Total parent company stockholders’ equity	773	728
Noncontrolling equity	97	103

Total equity	870	831

Total liabilities and equity	$4,613	$4,326

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2016 and 2015

	Three Months Ended
(In millions)	September 30,
	2016	2015
Operating activities
Net income	$61	$122
Depreciation	45	39
Amortization of intangibles	3	4
Amortization of deferred financing charges	2	1
Earnings of affiliates, net of dividends received		3
Stock compensation expense	4	6
Deferred income taxes	(4)	(99)
Pension contributions, net	(3)	(5)
Impairment of long-lived assets		36
Change in working capital	(59)	16
Other, net	(7)	15

Net cash provided by operating activities (1)	42	138

Investing activities
Purchases of property, plant and equipment (1)	(68)	(70)
Purchases of marketable securities	(16)	(3)
Proceeds from sales of marketable securities	43	3
Proceeds from maturities of marketable securities	11	5
Other	(7)

Net cash used in investing activities	(37)	(65)

Financing activities
Net change in short-term debt	2
Repayment of long-term debt	(2)	(1)
Dividends paid to common stockholders	(8)	(9)
Distributions paid to noncontrolling interests	(13)	(5)
Repurchases of common stock		(119)
Other	(4)	5

Net cash used in financing activities	(25)	(129)

Net decrease in cash and cash equivalents	(20)	(56)
Cash and cash equivalents - beginning of period	745	894
Effect of exchange rate changes on cash balances	2	(21)

Cash and cash equivalents - end of period	$727	$817

(1)	Free cash flow of ($26) in 2016 and $68 in 2015 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended
(In millions)	September 30,
	2016	2015
Operating activities
Net income	$164	$259
Depreciation	129	117
Amortization of intangibles	7	14
Amortization of deferred financing charges	4	3
Call premium on senior notes	12	2
Write off of deferred financing costs	5	1
Earnings of affiliates, net of dividends received	3	12
Stock compensation expense	11	14
Deferred income taxes	1	(97)
Pension contributions, net	(12)	(14)
Impairment of long-lived assets		36
Change in working capital	(142)	(92)
Other, net		11

Net cash provided by in operating activities (1)	182	266

Investing activities
Purchases of property, plant and equipment (1)	(198)	(192)
Acquisition of business	(18)
Purchases of marketable securities	(41)	(29)
Proceeds from sales of marketable securities	47	15
Proceeds from maturities of marketable securities	33	21
Other	(10)	(3)

Net cash used in investing activities	(187)	(188)

Financing activities
Net change in short-term debt	14	3
Repayment of letters of credit		(4)
Proceeds from long-term debt	441	18
Repayment of long-term debt	(378)	(59)
Call premium on senior notes	(12)	(2)
Deferred financing payments	(10)
Dividends paid to common stockholders	(26)	(27)
Distributions paid to noncontrolling interests	(16)	(8)
Repurchases of common stock	(81)	(245)
Other	(4)	6

Net cash used in financing activities	(72)	(318)

Net decrease in cash and cash equivalents	(77)	(240)
Cash and cash equivalents - beginning of period	791	1,121
Effect of exchange rate changes on cash balances	13	(64)

Cash and cash equivalents - end of period	$727	$817

(1)	Free cash flow of ($16) in 2016 and $74 in 2015 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2016 and 2015

	Three Months Ended
(In millions)	September 30,
	2016	2015
Sales
Light Vehicle	$631	$605
Commercial Vehicle	294	367
Off-Highway	199	246
Power Technologies	260	250

Total Sales	$1,384	$1,468

Segment EBITDA
Light Vehicle	$73	$63
Commercial Vehicle	23	31
Off-Highway	28	35
Power Technologies	42	40

Total Segment EBITDA	166	169
Corporate expense and other items, net	2	(2)

Adjusted EBITDA	$168	$167

DANA INCORPORATED

Segment Sales & Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended
(In millions)	September 30,
	2016	2015
Sales
Light Vehicle	$1,913	$1,883
Commercial Vehicle	976	1,231
Off-Highway	692	809
Power Technologies	798	762

Total Sales	$4,379	$4,685

Segment EBITDA
Light Vehicle	$202	$193
Commercial Vehicle	81	102
Off-Highway	97	115
Power Technologies	120	117

Total Segment EBITDA	500	527
Corporate expense and other items, net	(6)	(4)

Adjusted EBITDA	$494	$523

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended September 30, 2016 and 2015

	Three Months Ended
(In millions)	September 30,
	2016	2015
Segment EBITDA	$166	$169
Corporate expense and other items, net	2	(2)

Adjusted EBITDA	168	167
Depreciation	(45)	(39)
Amortization of intangibles	(3)	(4)
Restructuring	(17)	(1)
Stock compensation expense	(4)	(6)
Strategic transaction expenses	(3)	(1)
Other items		(4)
Impairment of long-lived assets		(36)
Amounts attributable to previously divested/closed operations		(4)
Interest expense, net	(24)	(27)

Income before income taxes	72	45
Income tax expense (benefit)	13	(77)
Equity in earnings of affiliates	2

Net income	$61	$122

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended
(In millions)	September 30,
	2016	2015
Segment EBITDA	$500	$527
Corporate expense and other items, net	(6)	(4)

Adjusted EBITDA	494	523
Depreciation	(129)	(117)
Amortization of intangibles	(7)	(14)
Restructuring	(23)	(13)
Stock compensation expense	(11)	(14)
Strategic transaction expenses	(6)	(3)
Other items	(3)	(4)
Impairment of long-lived assets		(36)
Distressed supplier costs	(1)
Amounts attributable to previously divested/closed operations	3	(4)
Gain on derecognition of noncontrolling interest		5
Loss on extinguishment of debt	(17)	(2)
Interest expense, net	(76)	(75)

Income before income taxes	224	246
Income tax expense (benefit)	66	(10)
Equity in earnings of affiliates	6	3

Net income	$164	$259

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2016 and 2015

	Three Months Ended
(In millions except per share amounts)	September 30,
	2016	2015
Net income attributable to parent company	$57	$119
Items impacting income before income taxes:
Restructuring charges	17	1
Amortization of intangibles	3	4
Impairment of long-lived assets		36
Other items	2	13
Items impacting income taxes:
Net Income tax expense (benefit) on items above	(10)	(16)
Nonrecurring income tax expense	2	(92)

Adjusted net income	$71	$65

Diluted shares - as reported	145	159

Adjusted diluted shares	145	159

Diluted adjusted EPS	$0.49	$0.41

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended
(In millions except per share amounts)	September 30,
	2016	2015
Net income attributable to parent company	$155	$241
Items impacting income before income taxes:
Restructuring charges	23	13
Amortization of intangibles	7	14
Loss on extinguishment of debt	17	2
Impairment of long-lived assets		36
Other items	2	14
Items impacting income taxes:
Net Income tax expense on items above	(12)	(23)
Nonrecurring income tax expense (benefit)	8	(74)
Items impacting noncontrolling interests net income:
Gain on derecognition of noncontrolling interest		(5)
Correction of prior period understatement of noncontrolling interest		9

Adjusted net income	$200	$227

Diluted shares - as reported	147	163

Adjusted diluted shares	147	163

Diluted adjusted EPS	$1.36	$1.39